Exhibit 10.77

AMENDMENT NUMBER TWO
TO THE
METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS
(Amended and Restated Effective April 1, 2014)

The METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS (the “Plan”) is hereby amended, effective as of April 1, 2016, as follows:

1.	Section 1.1 of the Plan is hereby amended by restating it in its entirety to read as follows:

“This plan shall be known as the MetLife Plan for Transition Assistance for Grades 14 and Above.”

2.	Section 1.4.9 of the Plan is hereby amended by restating Subsections (a) through (e) therein in their entirety to read as follows:

“(a) is employed by the Company or a Subsidiary and compensated in or from the United States, and
(b) is a grade 14M, 14I or 14S or any higher grade, as designated by the Company or a Subsidiary, and
(c) is either: (1) a regular full-time employee, or (2) a regular part-time employee whose regularly scheduled annual service is 1,000 hours or more in a 12-month period, and
(d) is not within the definition of "Employee" in the MetLife Plan for Transition
Assistance for Grades 13 and Below, and
(e) is not a temporary employee, and”

3.	Section 1.4.11 of the Plan is hereby amended to add the following new paragraph at the end thereof to read as follows:

“Notwithstanding any provision of this Section 1.4.12 or the Plan to the contrary, with respect to an Employee who (i) experiences a Job Elimination, (ii) is immediately assigned by the Company or a Subsidiary to a new position in the Company, a Subsidiary or an Affiliate, and (iii) within 90 days of the Employee’s commencement of such assignment, management determines, in consultation with the Plan Administrator, that the Employee is not qualified for or otherwise not suited to perform the requirements of the new position, such Employee, may nevertheless, in the discretion of the Plan Administrator, be considered to have experienced a Job Elimination with respect to the Employee’s prior position and regardless of whether the Employee will be replaced in the new position by another person.”

4.	Section 1.4.15 of the Plan is hereby amended by deleting it in its entirety.

5.	Section 1.4.18 of the Plan is hereby amended by adding the following new paragraph at the end thereof to read as follows:

“Notwithstanding the prior paragraph, exclusively with respect to Participants with grades of 14S or 15S, as so designated by the Company or a Subsidiary (collectively such grades referred to herein as the "Applicable Grade Level"), for purposes of calculating such Participant's Severance Pay upon Job Elimination (but not upon a Discontinuance of Employment for Performance), "Salary" means 80% (which percentage may be changed for future periods in the discretion of the Plan Administrator) of the average annualized amount of the Participant's base salary plus the sales incentive compensation paid to the Participant under the sales incentive plan(s) in which the Participant participated while at the Applicable Grade Level (before any payroll deductions, including taxes) during the 36 full months immediately preceding the month in which the Participant's Date of Discontinuance occurs, adjusted to exclude any negative true-up which may have increased the average annualized amount. The average annualized amount shall be determined by dividing by three (3) the total of the Participant's base salary plus the sales incentive compensation paid to the Participant under the sales incentive plan(s) in which the Participant participated while at the Applicable Grade Level (before any payroll deductions, including taxes) during the 36 full months immediately preceding the month in which the Participant's Date of Discontinuance of Employment occurs, adjusted to exclude any negative true-up which may have increased the average annualized amount. However, if the Participant has less than 36 months of service preceding the month in which the Participant's Date of Discontinuance of Employment occurs, for purposes of calculating the Participant's Severance Pay upon Job Elimination, "Salary" means 80% (which percentage shall be subject to future change at the sole discretion of the Plan Administrator) of the average annualized amount (as determined in the discretion of the Plan Administrator) of the Participant's base salary plus the sales incentive compensation paid to the Participant under the sales incentive plan(s) in which the Participant participated while at the Applicable Grade Level (before any payroll deductions, including taxes), adjusted to exclude any negative true-up which may have increased the average annualized amount.”

6.	Section 1.4.20(a) of the Plan is hereby amended by restating the first sentence therein in its entirety to read as follows:

“In the event that severance or a similar termination or separation payment was previously paid to an Employee by the Company, Subsidiary, or an Affiliate under this Plan or a similar severance plan of the Company, a Subsidiary or Affiliate, or was paid in accordance with the laws of a jurisdiction outside of the United States, and the Employee was reemployed by the Company, a Subsidiary or an Affiliate after the full number of weeks used to determine the amount of such previous severance pay under the Plan, or, in the case of any severance or similar termination or separation payment made in a jurisdiction outside of the United States, regardless of the amount or duration of such payment or the number of weeks, months or years used to determine the amount or duration of such payment, completed years of employment will be computed from the date the Employee was first reemployed by the Company, Subsidiary, or Affiliate after the cessation of employment for which prior severance pay or similar termination or separation payment was paid.”

7.	Section 4.3 of the Plan is hereby amended by deleting it in its entirety.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on this 30th day of March, 2016 by the duly authorized individual below.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Mark J. Davis
Mark J. Davis, Plan Administrator

Witness:	/s/ Candice Martin

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